Exhibit 10.16

ease agreement between

UPPER CHESAPEAKE FLEX ONE, LLC AND Clene Nanomedicine, Inc.

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LEASE AGREEMENT

This Lease, dated this ____ day of ___________________ 2016 by and between UPPER CHESAPEAKE FLEX ONE, LLC hereinafter referred to as “Landlord” and CLENE NANOMEDICINE, INC., hereinafter referred to as “Tenant”.

W I T N E S S E T H:

The Landlord, for and in consideration of the payment of rent and the performance of the covenants and agreements entered into herein between the Landlord and the Tenant, does hereby lease to the Tenant, and the Tenant does hereby lease from the Landlord, the following described premises:

Approximately 14,716square feet of space (the “Premises”) in an approximate 45,000 SF building constructed on the premises and property known as Principio Flex A, Cecil Technology Campus, Principio Business Park, located at 500 Principio Parkway West, North East, Maryland (the “Property”).

The boundaries and location of the improvements and the land comprising the Premises are shown on the plans attached hereto and made a part hereof and marked as Exhibit D -Site Plan, Exhibit E -Floor Plan and Exhibit G -Scope of Work

Article 1. TERM:

The initial base term of this Lease shall begin on the Commencement Date and shall end one hundred twenty (120) months after the end of the first complete calendar month containing the Commencement Date (the “Term”). By way of example, if the Commencement Date isNovember 1, 2016, the initial base term will endOctober 31, 2026, subject to Tenant’s option to renew as described in Article 5A of this Lease.

Landlord shall not have the right to relocate Tenant during the term of the lease or any renewal periods. Landlord agrees that should Tenant desire to expand or move within the existing building, or relocate to another building within the Park, and mutually satisfactory leasing conditions have been negotiated for such expansion or relocation space, such conditions to include appropriate recapture by the Landlord of unamortized leasehold improvement costs, Tenant shall be released from the terms of this lease.

Article 2A. CONSTRUCTION AND IMPROVEMENTS:

Landlord shall be responsible for all costs associated with the Tenant Improvements listed on Exhibit E, including but not limited to architectural fees, engineering fees, construction management, and building permits, not to exceed Seven Hundred Thousand and 00/100 ($700,000.00) Dollars.Tenant shall have the right, at its sole cost and expense and in conformity with applicable laws and ordinances, to install a required modular clean room and associated fixtures, which are identified on Exhibit I, in the interior of the Leased Premises. Tenant shall be responsible for all costs associated with its modular clean room, and shall retain ownership of the same. Tenant may recover its modular clean room at any time during the Term of this Lease or any extension thereof, and upon expiration of this Lease, Tenant has thirty (30) days to recover its modular clean room; provided, that Tenant shall repair any damage caused to the Premises by such removal; all roof top units and mechanical fit-ins shall remain the property of Landlord, except for the HVAC units and mechanical fit-ins specifically related to the clean room.

Landlord and Tenant shall mutually agree on all finishes for the Premises, the construction scope and schedule, which shall be incorporated into a plan (“Scope of Work”), which shall be attached hereto and made a part hereof marked Exhibit G. Landlord and Tenant shall mutually agree upon a construction schedule, which shall be attached hereto and made a part hereof marked Exhibit H.

Article 2B. LETTER OF CREDIT:

Upon the execution of this Lease, Tenant shall deliver to Landlord a letter of credit (“LOC”) in the amount of Seven Hundred Thousand and 00/100($700,000.00) Dollarsin order to guaranty the Landlord’s costs associated with the Tenant Improvements listed on Exhibit E. The full amount of the LOC shall be during year 1 of the Lease Term. Landlord shall reduce Tenant’s LOC to Five Hundred Thousand and 00/100 ($500,000.00)Dollars at the end of year1 of the Lease Term so long as Tenant is current on Base Rent and common area expenses. Landlord shall reduce Tenant’s LOC to Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollarsat the end of year 2 of the Lease Term so long as Tenant is current on rent and common area expenses owed. At the end of year 3 of the Lease Term, the Landlord will fully release the LOC, less any rent and common area expenses owed to Landlord.

Article 3. COMMENCEMENT DATE:

The Commencement Date of this Lease Agreement shall be five (5) business days after Landlord obtains a Certificate of Occupancy for the Premises. Landlord shall send Tenant a commencement letter in substantially the same form as shown on Exhibit “A” attached. Tenant shall sign such commencement letter and return it to Landlord indicating its agreement with the terms of such commencement letter. Notwithstanding the above, if there are any discrepancies between such commencement letter and this Lease, this Lease shall govern, except the Commencement Date shall be as set forth in such commencement letter.

Article 4A. RENT:

The Tenant, in consideration of the Lease, covenants and agrees to pay to the Landlord the annual rent for the Premises as set forth below (hereinafter referred to as the “Base Rent”) payable on the first day of each and every calendar month during the Term, in advance, in monthly installments, except that the payment that is due and owing for the second full month’s rent shall be paid upon execution of this Lease Agreement.

The Base Rent for the entire Term shall be payable as follows:

Period	Annual Base Rent	Monthly Base Rent
Year 1	$220,740.00	$18,395.00
Year 2	$226,184.92	$18,848.74
Year 3	$231,924.16	$19,327.01
Year 4	$237,663.40	$19,805.28
Year 5	$243,696.96	$20,308.08
Year 6	$249,730.52	$20,810.88
Year 7	$255,911.24	$21,325.94
Year 8	$262,386.28	$21,865.52
Year 9	$269,008.48	$22,417.37
Year 10	$275,630.68	$22,969.22

The annual rent is payable in advance, in the equal monthly installment specified above on the first day of each and every calendar month during the Term hereof, except that the rental payment for any fractional calendar month at the commencement of the Lease Term shall be pro-rated based on the actual number of calendar days in the month in which the Commencement Date occurs. Any pro-rated rent for such fractional month shall be reflected in the first full calendar month of the Lease Term.

ARTICLE 4B. LATE PAYMENT CHARGES:

In the event payment for any charges due under the terms of this Lease is not received within thirty (30) calendar days of the due date for such charges, a service charge of ten percent (10%) of the amount due shall be charged to and paid by Tenant to Landlord.

article 4C. OPERATING EXPENSES:

Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant’s share, as hereinafter described, of all Operating Expenses, as hereinafter defined, during each calendar year of the Term of this Lease, in accordance with the following provision:

“Operating Expenses” are defined for purposes of this Lease, as all costs incurred by Landlord, if any, for:

1.       The operation, repair and maintenance, in neat, clean, good, safe order and condition of the following:

A.       The common areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, driveways, landscaped areas, lawn areas, striping, bumpers, common area light facilities and common signs.

B.       Any other service to be provided by Landlord that is elsewhere in this Lease stated to be an “Operating Expense”;

2.       The cost of the premiums for the insurance policy to be maintained by Landlord under Article 10 hereof and Article 11 hereof.

3.       The amount of the real estate tax to be paid by Landlord under Article 9 hereof.

4.       The cost of water, gas and electricity to service the common areas.

5.       The cost of all maintenance programs to service the Premises.

6.       The cost of water and sewer service to the Property based on the pro-rata square footage of Premises to the total occupied square footage of the Property.

The inclusion of the improvements, facilities and services set forth by the definition of Operating Expenses shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide those services unless the building already has the same, Landlord already provides the services or Landlord has agreed elsewhere in this Lease to provide the same or some of them.

Nothing in this Lease shall be construed to impose any obligation on Tenant to bear the cost of any capital improvements to the property whatsoever. No capital expenditures made by Landlord, whether made to improve the land, building or improvements, shall be allocated to Tenant in any way.

The responsibility of Tenant and Landlord with respect to Operating Expenses and structural repair items are further described in Exhibit “B” Operating Expense Responsibility attached hereto and made a part hereof.

During the Term of this Lease the Tenant will pay Landlord, as additional rent, it’s pro rata share of Landlord’s Operating Expenses. The Tenant’s pro-rata share shall be the percentage of the Tenant’s total square footage divided by the total square footage of the entire building. Landlord shall estimate for each calendar year the monthly additional rent to be paid by the Tenant. If within 30 calendar days of receipt of Landlord’s statement, Tenant contests any increase in Operating Expenses, Tenant shall have the right to inspect Landlord’s records relating to Operating Expenses and, if Landlord and Tenant are still unable to agree on the increase in Operating Expenses for the current lease year, the matter shall be referred to an independent certified public accountant who will calculate the increase to Tenant’s share of Operating Expenses. The cost of such independent certified public accountant shall be shared equally by Landlord and Tenant. For the initial 12 months, the Tenant’s estimated pro rata share of Landlord’s Operating Expenses shall not to exceed $3.13 per sq. ft. Each installment of Tenant’s share of Operating Expenses shall be payable by Tenant on the first day of each month during the Term with the Base Rent referred to in Article 4A. The total amount to be remitted by Tenant to Landlord during the initial lease year shall be as follows:

	Monthly	Total Annual
Base Rent	$18,395.00	$220,740.00
Estimated Operating Expenses	$3,838.42	$46,061.04
TOTAL	$22,233.42	$266,801.04

Landlord shall deliver to Tenant as soon as possible after the expiration of each calendar year a reasonably detailed statement showing Tenant’s share of the actual Operating Expenses incurred during the preceding year. If Tenant’s payments under this Article during said preceding year were less than Tenant’s share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) calendar days after delivery by Landlord to Tenant of said Statement. If Tenant’s payments under this Article during said preceding year were more than Tenant’s share as indicated on said statement, Tenant shall receive a credit from Landlord equal to the amount of such overage. Such credit shall be applied against the charges due from Tenant in the month following said statement. If such statement is delivered to Tenant during the last month of the Term of this Lease or after the expiration of the Term of this Lease, Landlord shall reimburse Tenant in cash for any overpayment and such responsibility shall survive the Term of this Lease.

Tenant’s share of all of the Operating Expenses shall be determined by totaling all of those costs and multiplying it by a fraction, the numerator of which shall be the number of square feet in the Premises and the denominator shall be the total number of gross leasable square feet in the building of which the Premises is a part. If the floor area of the Premises or the building of which the leased Premises are a part is changed during the original Term or any renewal Term of this Lease, Tenant’s pro rata share shall be determined as provided above.

If Tenant commences occupying the Premises other than on January 1 of any year, or vacates the Premises prior to December 31 of any year, the charges for reimbursement of Landlord’s charges for Operating Expenses shall be pro-rated, based upon the actual time Tenant was in possession of the Premises at the beginning of the Lease and also at the end of the Lease.

Article 5. OPTION TO RENEW:

Provided Tenant is not in default of the terms, conditions, or covenants contained in this Lease, beyond any grace or cure period established herein, Tenant shall have the right, and option to extend or renew this Lease for two (2) periods of five (5) years, commencing immediately after the end of Lease term. The option to renew is only exercisable if Tenant is not in default of the Lease or in the performance of any of its terms and conditions at the end of the Lease term or at the time of exercise of any of its options. If any option to renew is exercised, all the terms and conditions of the Lease shall remain except that the rent shall be adjusted as follows to the following:

The annual rent for the renewal periods shall be equal to the following:

Period 1	Annual Base Rent	Monthly Base Rent
Year 1	$282,547.20	$23,545.60
Year 2	$289,610.88	$24,134.24
Year 3	$296,821.72	$24,735.14
Year 4	$304,326.88	$25,360.67
Year 5	$311,832.04	$25,986.00

Period 2	Annual Base Rent	Monthly Base Rent
Year 1	$319,631.52	$26,635.96
Year 2	$327,725.32	$27,310.44
Year 3	$335,819.12	$27,984.93
Year 4	$344,207.24	$28,683.94
Year 5	$352,889.68	$29,407.47

Tenant must give written notice to the Landlord one hundred eighty (180) calendar days prior to expiration of lease to exercise this option.

Article 6. USE OF PREMISES:

Tenant is hereby given the privilege and right to use the Premises for manufacturing of medical grade pharmaceutical products and general office spay and any use related to the operation of said business. The Property is zoned Industrial, and Landlord represents that, to the best of Landlord’s knowledge, use of the Premises for such business is permitted under currently applicable zoning requirements, and there are no legislative, regulatory, or judicial proceedings underway that would render such use impermissible. Tenant may utilize and use the Premises for any other lawful office or lawful commercial or industrial use only upon the prior written consent of the Landlord.

Tenant shall at its own cost and expense, promptly observe and comply with all laws, ordinances, requirements, orders, directives, rules and regulations of the federal, state, county, municipal or town governments and of all governmental authorities or agencies affecting the Premises whether same are in force on the Commencement Date of this Lease or are passed, enacted or directed in the future (collectively, “Legal Requirements”).

However, the Tenant shall not be required to make any structural repairs or changes in the improvements, or any non-structural repairs made necessary by defects in the construction or changes to the Property that may be required by any governmental agency or authority, unless the required changes to the structure are the results of any changes or defects caused or initiated by the Tenant.

Tenant shall not use or permit the Premises to be used for any purpose other than as specified herein and shall not use or permit the Premises to be used for any unlawful, immoral, hazardous, or disreputable purpose. Furthermore, the use of the Premises shall not be in violation of any laws, ordinances, regulations, or other applicable governmental regulations or any use which would jeopardize or invalidate any of the insurance coverage on the Premises that are held by the Landlord.

Tenant covenants and warrants that Tenant, Tenant’s work and Tenant’s use of Premises will at all time comply to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authorities (“Laws”) which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively “Treatment”) of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyl’s, asbestos, hazardous materials of any kind, any substance which is regulated by any law, statute ordinance, rule or regulation (collectively “Waste”). Tenant further covenants and warrants that it will not engage in or permit any person or entity to engage in any Treatment of any Waste on or which affects the Premises.

Immediately upon receipt of any Notice (as hereinafter defined) from any person or entity, Tenant shall deliver to Landlord a true, correct and complete copy of any written Notice. “Notice” shall mean any note, notice or report of any suit, proceeding, investigation, order, consent order injunction, writ, award or action related to or affecting or indicating the Treatment of any Waste in or affecting the Premises.

Tenant hereby agrees to indemnify, defend, save and hold harmless Landlord and Landlord’s officers, directors, owners, employees, agents and their respective heirs, successors and assigns (collectively “Indemnified Parties”) against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, loss, costs and expense (including, without limitation, all attorneys’ fees and expenses, court costs, administrative costs and costs of appeals), incurred by or asserted against the Indemnified Parties by reason of or arising out of: (a) the breach of any representation or undertaking of Tenant under this Article 6 or (b) arising out of the Treatment of any Waste by Tenant or any licensee, concessionaire, manager or other party occupying or using the Premises, in or affecting the Premises.

Tenant agrees to deliver upon request from Landlord estoppel certificates to Landlord expressly stipulating whether Tenant is engaged in or has engaged in the Treatment of any Waste in or affecting the Premises, and whether Tenant has caused any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Premises, whether sudden, gradual, accidental or anticipated, or any other nature at or affecting the Premises and whether, to the best of Tenant’s knowledge, such an occurrence has otherwise occurred at or affecting the Premises.

Article 7. COMMON AREAS AND FACILITIES:

The common areas and facilities which are provided by the Landlord in or near the Property for the general common use of the tenant, their officers, agents, employees and customers shall include but not be limited to all parking areas, access road, loading docks, sidewalks, landscape and planting areas, lighting facilities and other area of improvement. The common areas and facilities shall at all times be under the exclusive control and management of the Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respects to the common areas and facilities.

Article 8. PAYMENT OF UTILITY CHARGES AND SERVICES:

Tenant shall be solely responsible for the payment of its own gas, telephone, metered electricity, refuse disposal, and any other utility services or charges that are used or wasted by said Tenant on the Premises. Gas and electricity shall be separately metered for the Premises apart from other adjacent rental spaces that are owned, rented or reserved by the Landlord. Tenant shall be responsible for contacting all of the applicable utility providers to ensure that the utilities described above are billed to Tenant beginning on the Commencement Date. In addition, Tenant shall be responsible for contacting such utility providers upon the termination of this Lease to cause such utilities to no longer be charged to Tenant.

Landlord shall under no circumstances be liable to Tenant in damages or otherwise, for any interruption in the service of water, electricity, gas, heating, air conditioning or other utilities or services caused by any unavoidable delay, by the making of any necessary repairs or improvements, or by any cause beyond Landlord’s reasonable control.

Tenant shall be responsible for and bear the cost of removal of all waste and refuse generated in his course of business.

Article 9. REAL ESTATE TAXES:

Landlord shall pay all real estate taxes levied by a governmental entity against the Premises on or prior to the date same are due. All real estate taxes shall be included in Operating Expenses as described in Article 4C hereof.

Article 10. PROPERTY INSURANCE:

During the Term of this Lease or any extensions or renewals thereof, Landlord covenants that it will insure the improvements now standing upon the Premises, against loss or damage by fire and other perils covered under a special cause of loss form or on an all-risk basis with a responsible insurance company or companies and will maintain such insurance at all times during the Term of this Lease or any extensions or renewals hereof in an amount equal to not less than the full insurable value of said improvements on a replacement cost basis. The policy or policies thereof shall be taken out by Landlord and the premiums for such policy or policies shall be included in Operating Expenses as described in Article 4C hereof. Tenant shall be solely responsible for any premiums or any increase in Landlord’s premium on account of changes of the premises caused by Tenant or hazardous activities of Tenant, and shall be solely responsible for obtaining any fire or extended coverage insurance of its personal property, and materials stored in or about the Premises. In addition, Landlord shall have the option of procuring rental loss insurance with respect to the Premises.

Article 11. LIABILITY INSURANCE:

At all times during the Term hereof or any extension thereof, Landlord shall maintain and keep in force, for the benefit of the Landlord general public liability insurance against claims for personal injury, death, or property damage occurring in or about the Premises or sidewalks or areas adjacent to the Premises to afford protection to the limit of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury or property damage and to the aggregate limit of not less than Three Million Dollars ($3,000,000.00) in respect to bodily injury or property damage. The premiums for such insurance shall be included in Operating Expenses as described in Article 4C hereof. During the entire Term of this Lease, the Tenant shall maintain in force general liability insurance naming the Landlord as additional insured in respect to the Premises with a minimum limit as described in this Article 11.

The Tenant must furnish the Landlord a certificate of insurance for the above coverage which contains a clause requiring a minimum of thirty (30) calendar days’ notice of non-renewal or cancellation to the Landlord.

Article 12. WAIVER OF SUBROGATION CLAUSE:

Landlord and Tenant each hereby waive any and all rights of recovery, by subrogation or otherwise, against each other and the officers, employees, agents and representatives of such other party for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against by any insurance policy in force (whether or not described herein) carried by such waiving party in lieu thereof, and each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy; provided, however, that in the event a loss or a damage incurred by the Landlord due to Tenant’s negligence, this waiver shall not be applicable to the Landlord and the indemnification covenants of Section 13 hereof shall control.

Article 13. INDEMNIFICATION:

Tenant shall defend, indemnify and save Landlord harmless from and against any and all liability, claims, damages, penalties, or judgments arising from or in any way connected with injury to person or property sustained in and about the Premises in the custody and control of Tenant. If Landlord shall, without fault on its part, be made a part of any litigation commenced by or against Tenant, Tenant shall defend, indemnify and hold Landlord harmless, and Tenant shall pay all reasonable expenses, attorney fees, and costs that may be incurred by Landlord, and Tenant will be kept informed of all such costs incurred by Landlord on a regular basis.

Except for the negligence of Landlord or the negligence of Landlord’s officers, agents, servants, employees, or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements, or to any person or persons at any time on the Premises, including any damage or injury to Tenant or to any of Tenant’s officers, agents, servants, employees, contractors, customers, or sublessee.

Landlord shall defend, indemnify and save Tenant harmless from and against any and all liability, claims, damages, penalties, or judgments arising from or in any way connected with injury to person or property sustained in and about the Premises in the custody and control of Landlord. If Tenant shall, without fault on its part, be made a part of any litigation commenced by or against Landlord, Landlord shall defend, indemnify and hold Tenant harmless, and Landlord shall pay all reasonable expenses, attorney fees, and costs that may be incurred by Tenant, and Landlord will be kept informed of all such costs incurred by Tenant on a regular basis.

Except for the negligence of Tenant or the negligence of Tenant’s officers, agents, servants, employees, or contractors, Tenant shall not be responsible or liable for any damage or injury to any property, fixtures, buildings, or other improvements, or to any person or persons at any time on the Premises, including any damage or injury to Landlord or to any of Landlord’s officers, agents, servants, employees, contractors, customers, or sublessor.

Article 14. MAINTENANCE AND REPAIRS:

Landlord represents and warrants at the Commencement Date and for the duration of the lease Term that the Premises will be in good working order and repair and maintain all equipment in good operating condition. Tenant accepts the property as of the Commencement Date in an “AS IS” condition upon assuming possession of the Premises. Landlord will correct all construction defects, whether structural or not, discovered within one year of the Commencement Date, or such longer period as may be specified in an applicable contractor’s, subcontractor’s, or materialmen’s warranty. In addition, Landlord will make all necessary structural repairs to the Premises throughout the Term of this Lease. The structural items for which Landlord shall be responsible are the roof, exterior walls, the bearing walls (if such walls have not been changed by Tenant), the support beams, the columns, the concrete floor slabs, the plumbing system below the floor level of the facility (obstruction caused by Tenant shall be Tenant’s responsibility to correct), except those damages that are caused by the Tenant’s negligence. Tenant agrees to give prompt notice to Landlord of any defects or other hazardous conditions required to be repaired or remedied by Landlord. If the repairs required to be made by Landlord or Tenant are not completed within a reasonable time after request for such repair by the other party, Landlord or Tenant, as the case may be, shall have the option to make such repairs after first giving the other party fifteen (15) calendar days’ notice of its intention to do so, and any amounts expended by virtue thereof shall be added to or subtracted from the next month’s rent in the full amount of the expenditures.

Landlord, during the Term of this Lease, shall maintain and repair when needed all of the mechanical equipment (“HVAC system”), including but not limited to heating and air conditioning units, plumbing, and electrical units, in a good condition and good state of repair. Further, Landlord shall maintain a service contract on the HVAC system with a reputable heating and air conditioning contractor, providing for regular routine maintenance, changing of filters and lubricating the HVAC system. Such maintenance and repair and service contract shall be included in Operating Expenses as described in Article 4C hereof.

Tenant shall keep the Premises free and clear of rodents, bugs and vermin, and Tenant shall use, at its cost and at such intervals as Landlord shall reasonably require, a reputable pest extermination contractor to provide extermination services in the Premises. Notwithstanding the above, if Landlord reasonably determines that an extermination service needs to be provided to the entire Building in order to eliminate pests from the entire Building, Landlord shall contract for such extermination services and include the cost of such services in Operating Expenses. Landlord shall provide Tenant with advance notice of any such extermination services to be made to the Premises by Landlord within a reasonable period of time.

Tenant shall keep the Premises clean and orderly and shall not cause the common areas to become disorderly, cluttered, dirty or trashed at any times and shall not cause refuse to accumulate around any portion of the Property. Trash shall be stored in a sanitary and inoffensive manner inside the Premises or in screened areas approved by Landlord, and Tenant shall cause the same to be removed at reasonable intervals.

Landlord shall provide Tenant with five suite keys at no cost to Tenant. All keys are on “Do Not Duplicate” blanks, and numbered for Tenant’s security. These keys cannot be reproduced unless they are done by Landlord’s locksmith. If additional keys are required by Tenant, Tenant shall contact Landlord in order that Landlord may authorize the issuance of such keys. The cost of any such additional keys shall be the responsibility of Tenant to pay.

Article 15. ALTERATIONS AND ADDITIONS:

Prior to Tenant’s occupancy of the Premises, Landlord shall complete those improvements as shown and described on the attached Exhibit “E”-Floor Plan and Exhibit “G”-Scope of Work.

After Tenant occupies the Premises, Tenant, at its expense, shall have the right to make changes in the interior of the Premises, other than major structural changes, as it shall deem necessary or advisable in adapting the Premises for its use. No structural changes shall be made without the prior written consent of Landlord. Tenant shall be responsible for any and all costs associated with said improvements made after Tenant occupies the Premises and shall be responsible to obtain any and all necessary building permits, use and occupancy permits, etc. from any and all governmental agencies or authorities as may be applicable.

All fixtures shall become a part of the Premises and the property of the Landlord at the termination of the Lease, except that trade fixtures installed by Tenant shall be considered as its own, and Tenant may recover the same at any time during the Term of this Lease or any extension thereof, provided that Tenant shall repair any damage caused to the Premises by such removal.

Article 16. DAMAGE OR DESTRUCTION OF IMPROVEMENTS:

In the event the Premises shall be rendered untenable by fire or other casualty, Landlord will, within sixty (60) calendar days from the date of said damage or destruction, repair or replace the Premises to substantially the same condition as prior to the damage or destruction. If Landlord fails to commence repair of the damage or destruction within thirty (30) calendar days from the date of such damage or destruction, or if the Premises have not been replaced or repaired to such condition within sixty (60) calendar days, Tenant may, at its option, upon written notice to the Landlord, terminate this Lease. The rent herein required to be paid shall abate during the period of such untenantability.

If the Premises shall be damaged in part by fire or other casualty but still remains tenantable, Landlord shall repair the Premises to substantially the same condition as prior to the damage. Landlord shall commence repair of the damage or destruction within thirty (30) calendar days from the date of occurrence. During the period of such repairs and restoration, the Lease shall continue in full force and effect; provided, however, that Tenant shall be required to pay the rent, herein reserved, abated by the percentage of area destroyed as compared to the total area herein demised. Said percentage shall be established within ten (10) calendar days following the damage.

Any dispute which arises under this Article regarding the usability of the Premises and reasonable rent shall be settled by arbitration pursuant to the provisions of Article 28.

Article 17. LANDLORD’S RIGHT TO ACCESS:

Tenant shall permit Landlord and its agents to enter upon the Premises at all reasonable times during business hours to examine the condition of the same and that said inspection does not interfere adversely with the conduct of the Tenant’s daily business, except in case of emergency, and shall permit Landlord to make such repairs as may be required.

Tenant shall permit Landlord and its agents to enter upon the Tenant’s Premises at all reasonable times to make repairs or construct improvements to the Building or the Premises for the benefit of Tenant or other occupants of the Building or Property provided such repairs or additional improvements do not substantially impair or diminish the Tenant’s use of the Premises. Landlord shall use its best efforts to minimize any disruption of the Tenant’s operations as a result of such entry into the Premises.

Tenant shall permit Landlord, for a period of sixty (60) calendar days prior to the expiration of the Term of this Lease, to place upon the Premises the usual “For Rent” or “For Sale” signs, and shall permit Landlord and its agents, at reasonable times, to show the Premises to prospective tenants or purchasers.

Article 18. SURRENDER OF PREMISES:

Tenant shall surrender and deliver up the Premises and appurtenances at the end of the Term broom clean and in as good condition and order as they were on the Commencement Date of the Term hereof, reasonable use and ordinary wear and tear thereof and leasehold improvements made with Landlord’s consent excepted. Tenant may remove all trade fixtures, signs, equipment, stock and trade, and other items of a similar nature used in connection with its business, including such as may have been temporarily attached to the realty, provided all rents stipulated to be paid hereunder have been paid and all damage to the Premises is properly repaired. If said removal results in injury to or defacement of the Premises, Tenant shall immediately repair the Premises at its expense.

Article 19. SIGN:

The Tenant, at Tenant’s expense, shall have the privilege and right of placing one (1) sign on the Premises as it deems necessary and proper in the conduct of its business subject to Landlord’s prior written approval, which approval may not be unreasonably withheld. All signs will conform to the size, location, and quality as determined by the Landlord and as specified on Exhibit “F”. Tenant shall comply with all laws, ordinances, plat and deed restrictions, and lawful municipal regulations applicable to the erection, maintenance, and removal of such signs. Tenant shall be responsible for the removal of such signs upon surrender of the Premises. Any damage to any improvements caused by such removal shall be repaired by Tenant within ten calendar days’ written notice from Landlord at Tenant’s expense.

If such damage has not been restored by Tenant within such ten (10) day notice period, Landlord may cause such damage to be repaired and charge Tenant for the cost of such repairs.

Article 20. ASSIGNMENT AND SUBLETTING:

Tenant shall have the unconditional right at any time during the Initial Lease Term and any Renewals thereof to sublet, assign or transfer all or any portion of the Premises with Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed. However, Tenant will not require Landlord’s consent to sublease or assign all or any portion of the Premises to: a) any entity resulting from a merger or consolidation with Tenant, b) any entity succeeding to the business and assets of Tenant, c) any affiliates of Tenant, or d) Desk Sharers (as that term will be defined in the Lease) in up to 15% of the Premises. Landlord shall not have any rights to recapture any space sublet or assigned by Tenant; however, any net profits received from subletting shall be split on a 50/50 basis between Landlord and Tenant.

Article 21. EMINENT DOMAIN:

If the entire Premises, or such part thereof, as, in the Landlord’s judgment, renders the remainder unsuitable for Tenant’s continued use, shall be taken in appropriate proceedings or by any rights of eminent domain, then this Lease shall terminate and be utterly void from the time when possession thereof is required for public use, and such taking shall not operate as or be deemed an eviction of Tenant or a breach of Landlord’s covenant for quiet enjoyment; but Tenant shall pay all rent due, and perform and observe all other covenants hereof, up to the time when possession is required for public use. However, if only a part of said Premises shall be so taken and in the parties’ mutual judgment the Premises remain suitable for Tenant’s continued use, and if two (2) years or more of the Term hereof then remains unexpired, and if the remaining Premises can be substantially restored within sixty (60) calendar days, then this Lease shall not be terminated. Landlord will, at its expense, restore the Premises. The rent payable by the Tenant during the period of restoration shall be reduced by the apportioned amount. After such restoration, the rent herein reserved shall be paid by Tenant as herein provided during the remainder of the Term hereof abated by the percentage that the fair market value of the Premises, attributable solely to the land and improvements, has been reduced because of such taking. Said market value immediately before and after such taking shall be determined by agreement of the parties or, failing agreement of the parties, within thirty (30) calendar days of the effective date of such taking, by a local independent fee appraiser selected by mutual agreement of Landlord and Tenant, which appraiser’s decision will be final and binding on the parties. The cost of such appraiser shall be borne equally by Landlord and Tenant.

Tenant shall have the right at its sole cost and expense to assert a separate claim or join in Landlord’s claim in any condemnation proceeding for its personal property, its improvements, loss of value in its leasehold estate, moving expenses, or any other claims it may have.

Any dispute which arises under this Article regarding the usability of the Premises after a taking and reasonable rent shall be settled by arbitration pursuant and to the provisions of Article 28.

Article 22. SECURITY DEPOSIT:

Tenant has deposited with Landlord a Security Deposit equal to one (1) month’s rent for the full and faithful performance of each and every item, provision, covenant and condition of this Lease. In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to, the payment of rent or any other sum due from Tenant, Landlord may use, apply or retain the whole or any part of such security for the payment of any rent or other sum in default or for any other sum which Landlord may spend or be required to spend by reason of Tenant’s default. In the event Landlord applies any part of the Security Deposit, Tenant shall, within five (5) days of Landlord’s demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all time during the Term. Should Tenant faithfully and fully comply with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease at the expiration of the Term. Tenant shall not be entitled to any interest on the Security Deposit (notwithstanding that interest may accrue on the account into which Landlord deposits the Security Deposit). In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser of the Building or to Tenant, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new owner of the Building for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner of the Building. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Article 23. financial statement:

Tenant shall supply Landlord updated annual financial statements of Tenant as reasonably requested by Landlord.

Article 24. DEFAULT:

The following events shall be deemed to be events of default by Tenant under this Lease:

a)       Tenant shall fail to pay any installment of the rent or other charges hereby reserved and such failure shall continue for a period of ten (10) calendar days after due written notice to Tenant. Notwithstanding the above, if Tenant shall fail to pay any installment of rent or other charges by the dates set forth in this Lease more than twice in any calendar year, an event of default shall be deemed to have occurred without written notice from Landlord.

b)       Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) calendar days after due written notice thereof to Tenant, or, if such failure shall be of such a nature that the same cannot be completely cured within the said thirty (30) calendar days, if Tenant shall not have commenced to cure such failure within such thirty (30) day period and shall not thereafter with reasonable diligence and good faith proceed to cure such failure.

c)       Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or an involuntary petition in bankruptcy shall be filed against Tenant thereunder.

d)       A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

e)       Tenant shall abandon or vacate the Premises during the Term of this Lease.

f)       Tenant shall fail to occupy the leased Premises for fifteen (15) consecutive business days without prior written notice to Landlord of such vacancy.

Upon the occurrence of any of such events of default, Landlord shall have the right, at Landlord's election, to pursue, in addition to and cumulative of any other rights Landlord may have at law or in equity, any one or more of the following remedies without any notice or demand whatsoever:

a)       Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination.

b)       Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and relet the Premises and receive the rent thereof; crediting Tenant therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

c)       Enter upon the Premises without being liable for prosecution of any claim for damages therefor, and to do whatever Tenant is obligated to do under the Terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus effecting compliance with Tenant's obligations under the Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

d)       Require all rental payments by "subtenants", including within that term the third parties occupying various portions of the Premises under the terms of Lease agreements with Tenant, as primary lessor or as sublessor, which would otherwise be paid to Tenant to be paid directly to Landlord and apply such rentals so paid to or collected by Landlord against any rents or other charges due to Landlord by Tenant hereunder. No direct collection by Landlord from such "subtenants" shall release Tenant from the further performance of Tenant's obligations hereunder.

e)       Declare all unpaid rental payments for the Term or renewal term of this Lease to be due and payable immediately and proceed to collect the same.

f)       If Tenant shall default in the payment of the rent herein reserved or in the payment of any other sums due hereunder by Tenant, Tenant hereby authorizes and empowers any Prothonotary or attorney of any court of record to appear for Tenant in any and all actions which may be brought for said rent and/or said other sums and/or to sign for Tenant an agreement for entering in any competent court an amicable action or actions for the recovery of said rental and/or other sums; and, in said suits or in said amicable action or actions, to confess judgment against Tenant for all or any part of said rental and/or said rental and/or said other sums, and for interest and costs, together with any attorney’s commission for collection of ten percent (10%). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rental and/or other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial term of this Lease and/or during any extended or renewal term of this Lease and/or after the expiration of any extended or renewal term of this Lease.

g)       When this Lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant hereunder, and also when the term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant, as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for recovery by Landlord of possession of the Premises, for which this Lease shall be its sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith without any prior writ or proceeding whatsoever, and provided that, if for any reason after such action shall have been commenced, it shall be determined that possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease or Tenant’s right of possession as herein before set forth, to bring one or more further amicable action or actions as herein before set forth to recover possession of the Premises as herein before provided.

h)       In any amicable action of ejectment and/or for rent and/or other sums brought hereon, Landlord shall first cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord, setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be prima facie evidence, and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) shall be filed in such suit, action or actions, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of any other violation or breach of any of the terms, provisions and covenants herein contained.No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

Article 25. SERVICE OF NOTICE:

Every notice, approval, consent or other communication authorized or required by this Lease shall be in writing and sent by certified or registered mail to the other party at the following address or at such other address as may be designated by notice in writing given from time to time and shall be deemed given as of the date of mailing.

If notice is to be given to Landlord, it shall be given at the following address:

UPPER CHESAPEAKE FLEX ONE, LLC

Attn: Gary A. Stewart, Jr.

950 Smile Way

York, PA 17404

If notice is to be given to Tenant, it shall be given at the following address:

CLENE NANOMEDICINE, INC.

3165 East Millrock Drive, Suite 325

Salt lake City, UT 84121

Article 26. QUIET ENJOYMENT:

Landlord hereby covenants and agrees that Tenant shall have the peaceable possession and enjoyment of the Premises throughout the Term of this Lease Agreement without any hindrance, disturbance, or ejectment by Landlord, its successors and assigns, except as otherwise provided in this Lease Agreement or as a result of a breach of said Lease. Landlord represents and warrants that it has full right and authority to enter into and perform its obligation as Landlord under this Lease for the full Term hereof.

Article 27. SUBORDINATION AND NON-DISTURBANCE AND ESTOPPEL CERTIFICATE:

This Lease and all of the rights of Tenant hereunder, except Tenant's property or trade fixtures, shall be subject and subordinate to the lien of any mortgage or mortgages now or hereinafter placed on the Premises or any part thereof, and any and all renewals, modifications, replacements, extensions, or substitutions of any such mortgage or mortgages, all of which are hereinafter termed the "Mortgage" or "Mortgages". Tenant agrees to attorn to any receiver appointed for the Property in connection with any Mortgage, to the holder of any Mortgage (a “Mortgagee”) who acquires possession of the Property, and to any Mortgagee or other person who succeeds to the interest of Landlord under this Lease or otherwise acquires title to the Property by foreclosure of a Mortgage or otherwise. Landlord represents, warrants, and covenants that, so long as Tenant is not in default under this Lease Agreement, or any renewal thereof, no foreclosure of the lien of said mortgage or any other proceeding with respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interest or rights whatsoever of Tenant under this Lease Agreement. Tenant, if requested by Landlord, shall execute any instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of this Article.

From time to time upon the reasonable request of Landlord, upon ten (10) business days notice, Tenant shall execute and deliver to Landlord a statement provided by Landlord to Tenant indicating the commencement date of the Lease, the termination date of the Lease, Landlord’s compliance with the terms of the Lease and such other items regarding the terms of the Lease that may be reasonably requested by Landlord.

Article 28. JURISDICTION FOR DISPUTES:

Any disputes arising out of or related to this Agreement shall be brought before the appropriate state courts of Harford County, Maryland, and all parties hereto submit to the jurisdiction of that Court for such purpose. Should any party hereto be required to take legal action to enforce its rights hereunder and prevail in that legal action, then that party shall be entitled to the recovery of all costs incurred, including, but not limited to, filing fees and reasonable attorney’s fees. ALL PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY.

Notwithstanding the above, in the event of a dispute between the parties (excluding a dispute requiring an injunction or another action in equity), the parties hereto agree to submit to non-binding mediation in Aberdeen, Maryland with an independent mediator, said mediation to be held within sixty (60) days of one party delivering written notice of a dispute to all other concerned parties, and the parties agree to make a good faith effort to resolve the dispute based on the recommendation(s) of the mediator. The parties hereby agree to agree on an acceptable independent mediator within thirty (30) days of receiving notice of a dispute, and in the event that they cannot agree on an acceptable independent mediator within thirty (30) days of receiving notice of a dispute, parties shall each select a person independent from each of the respective organizations, and those two selected independent persons shall select the independent mediator.

Article 29. HOLD-OVER:

The initial three (3) months holdover following the expiration of the lease term will be at 125% of the last month’s rental obligation, any additional holdover will be at 150% of the last month’s rental obligation. During the initial three (3) months of holdover, Tenant shall not be liable for any damages either direct of consequential related to holdover.

Article 30. LANDLORD'S CONSENT:

Wherever and whenever the consent or approval of Landlord is required hereunder, such consent or approval shall not be unreasonably withheld.

Article 31. GOVERNING LAW:

This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the State of Maryland.

Article 32. PARTIAL INVALIDITY:

If any term, covenant, condition, or provisions of this Lease, or the application thereof, to any person or circumstances, shall at any time or to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition, or provisions of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Article 33. INTERPRETATION:

Wherever in this Lease the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as context shall require. The section headings used herein are for reference and convenience only and shall not alter the interpretation thereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Article 34. ENTIRE AGREEMENT:

No oral statement or prior written agreement relating to this matter shall have any force or effect. Tenant and Landlord agree that neither is relying on any representations or agreements of the other except for those contained in this Lease. This Lease shall not be modified or canceled except by writing subscribed by all parties.

Article 35. PARTIES:

Except as otherwise expressly provided herein, the covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

Article 36. BROKER:

Both parties represent and warrant that neither of them has dealt with a broker or agent in connection with this Lease, except for Colliers International (“Colliers”) and G&E Real Estate, Inc. d/b/a Newmark Grubb Knight Frank (“NGKF”). The commission due Colliers and NGKF shall be paid pursuant to a separate agreement. Both parties covenant and agree to save the other harmless from any claim to a fee or commission by any brokers or agents, due or alleged to be due by reason of acts of either party.

IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

LANDLORD:
UPPER CHESAPEAKE FLEX ONE, LLC
By: Sunrise Holdings, Inc.,general partner
of Sunrise Holdings L.P., the
sole member

/s/ Mark Harrold	By:	/s/ Gary A. Stewart, Jr.
Witness Signature		Title: Vice President

Mark Harrold
Print Name

TENANT:

CLENE NANOMEDICINE, INC.

/s/ Matthew Gardner	By:	/s/ Rob Etherington
Witness Signature		Title: CEO and President

Matthew Gardner
Print Name

LIST OF EXHIBITS

Exhibit A - Commencement Letter

Exhibit B - Operating Expense Responsibility Table

Exhibit C - Emergency List

Exhibit D - Site Plan

Exhibit E - Floor Plan

Exhibit F - Sign Requirements

Exhibit G - Scope of Work

Exhibit H – Construction Schedule

Exhibit I – Clean Room

EXHIBIT “A”

Date:

RE:	Commencement of Lease Dated ________________________between UPPER CHESAPEAKE FLEX I, LLC and Clene Nanomedicine, Inc.

Dear Tenant:

We are writing to welcome you to your new 14,716 sq. ft. space at Principio Flex Center, Cecil Technology Campus, Principio Business Park, North East, Maryland. This letter will serve to establish the exact commencement and expiration dates of your Lease.

SECTION I. TERM:

Lease Commencement Date: November 1, 2016

Lease Expiration Date: October 31, 2026

Rent Commencement Date: November 1, 2016

CAM Commencement Date: November 1, 2016

You have the Following Lease Renewal Options:

Two (2) five (5) year renewals

SECTION 2. RENT:

The Base Rent for the term of this Lease shall be payable as follows:

Period	Annual Base Rent	Monthly Base Rent
Year 1	$220,740.00	$18,395.00
Year 2	$226,184.92	$18,848.74
Year 3	$231,924.16	$19,327.01
Year 4	$237,663.40	$19,805.28
Year 5	$243,696.96	$20,308.08
Year 6	$249,730.52	$20,810.88
Year 7	$255,911.24	$21,325.94
Year 8	$262,386.28	21,865.52
Year 9	$269,008.48	$22,417.37
Year 10	$275,630.68	$22,969.22

Commencement Letter

Dated ___________

Page -2-

For the first month’s rent, please remit immediately the following based on a pro rata calculation of a 30-day month:

Rent	$18,395.00

CAM	$3,838.42

TOTAL	$22,233.42

Therefore, your rent and CAM payments are due the first of each month and are as stated in the Lease. No invoices will be sent to you. Please make checks payable to:

PRINCIPIO FLEX BUILDING A

950 SMILE WAY

YORK, PA 17404

SECTION 3. TENANT INFORMATION:

In order to facilitate a smooth transition into the Premises, the following items must also be addressed:

1.	Responsibility for trash disposal is addressed in the Exhibit “B” outline of financial responsibility.

2.	Exhibit “B” indicates the division of responsibility for the cost of various operating costs with respect to the property you are leasing from us. This Exhibit “B” is based on the terms of the Lease and will be used as a guideline for determining whether the costs incurred are your responsibility as Tenant or our responsibility as Landlord. Where applicable, we have indicated if the cost if paid for by Landlord is to be included in Common Area Maintenance or operating costs that are billed to you as Tenant. If you are not in agreement with Exhibit “B”, please contact me immediately.

3.	In accordance with the terms specified in the Lease agreement, please send a certificate of insurance to my attention at our offices as soon as possible.

We have summarized some of the key terms of the Lease in this letter in order to provide you with a quick reference. If there is a discrepancy between this letter and the Lease Agreement, the Lease Agreement shall govern.

Again, we would like to welcome you to your new suite. If you have any questions, please feel free to give me a call at717-771-3576.

Sincerely yours,

Ryan Woerner

Enclosure

*********************************************************************

My signature indicates that I have read and agree with the above commencement information.

Signature           Date

EXHIBIT “B”

The following table delineates the financial responsibility between Landlord and Tenant for the maintenance, repairs and alterations of all grounds and buildings of the Premises1

	Landlord	Tenant
Maintenance Items:
Roof and roof membrane	X
Exterior walls	X
Interior weight bearing walls	X
Structural floor system	X
Foundations	X
Paved parking areas	X
Heating, ventilation and air conditioning	X	CAM
Electrical system	X	CAM
Plumbing	X	CAM
Windows	X	CAM
Curbs and bumpers	X	CAM
Snow and ice removal - parking lots	X	CAM
Snow and ice removal - sidewalks	X	CAM
Mowing	X	CAM
Parking lot sweeping	X	CAM
Parking lot striping	X	CAM
Exterior landscaping	X	CAM
Real estate taxes	X	CAM
Preventive Maintenance Contracts on HVAC	X	CAM
Resurfacing and sealing parking lots	X
Property Management	X	CAM
Obtaining property and fire insurance on Property and general liability insurance for Landlord relating to Property	X	CAM
Exterior doors	X	CAM
Interior doors		X
Exterior lighting	X	CAM
Cleaning of interior and exterior windows		X
Replacement of light bulbs, tubes, ballasts and starters		X
Pest control-common areas	X	CAM
Maintenance of fire extinguishers		X
Tenant's trash removal (from outside dumpsters)		X
Janitorial service within Tenant’s space		X
Clogged toilets and other plumbing fixtures within Tenant's space		X
Sign maintenance—Tenant’s space		X
Telephone and communication systems		X
Obtaining insurance on contents of Premises		X

1 If repairs and maintenance performed by Landlord at Landlord's expense are found to have been necessary due to the negligence of Tenant, its employees, agents or customers, Tenant shall reimburse Landlord for the cost of such repairs or maintenance.

CAM indicates that tenant will be billed for it’s pro rata share of the cost of this Operating Expense item under the terms specified in the Lease.

EXHIBIT “C”

OWNER: UPPER CHESAPEAKE FLEX

OWNERS ADDRESS:         950 Smile Way

York, PA 17404

OWNERS PHONE #:

TENANT:

TENANT ADDRESS: ___________________________________________________

TENANT PHONE #:                                 TENANT FAX #:

TENANT EMAIL ADDRESS:

HOURS OF OPERATION:

SUN______________ WED____________ SAT ____________

MON_____________ THR____________

TUE______________ FRI ____________

SECURITY PROVIDER:TELEPHONE #________________________

SECURITY CODE # ___________________

EMERGENCY RESPONDER

PHONE NUMBERS

CONTACT PERSONS	BUSINESS	HOME	MOBILE	PAGE
1.
2.
3.

PLEASE INDICATE THE NAME AND ADDRESS THAT YOU NEED NOTICES OR ANY OTHER COMMUNICATION SENT TO (IF OTHER THAN YOUR SUITE ADDRESS AS LISTED ABOVE):

NAME: ___________________

ADDRESS: ___________________

PLEASE RETURN THIS FORM TO:             Ryan Woernerat the owners address above.

EXHIBIT “D”

SITE PLAN

EXHIBIT “E”

FLOOR PLAN

EXHIBIT “F”

SIGN REQUIREMENTS

1.	Size and type of sign shall be in conformance with Principio Business P Park’s Covenants and Restrictions, as well as any and all governmental laws and regulations.

2.	Tenant shall be responsible for securing the permits necessary for sign installation.

3.	Tenant shall submit drawings and sign specifications to Landlord for Landlord’s approval prior to the installation of any signs on the exterior of the building or property. Tenant’s sign installer must obtain approval from Landlord for method of attaching sign to the building.

EXHIBIT “G”

SCOPE OF WORK

EXHIBIT “H”

CONSTRUCTION SCHEDULE

EXHIBIT “I”

CLEAN ROOM

FIRST AMENDMENT OF LEASE AGREEMENT

THIS FIRST AMENDMENT OF LEASE AGREEMENT (“Amendment”) dated this 6th day of January, 2017, is made and entered into by and between UPPER CHESAPEAKE FLEX ONE, LLC (hereinafter referred to as “Landlord”) and CLENE NANOMEDICINE, INC., hereinafter referred to as “Tenant”, upon the following terms and conditions:

WITNESSETH:

WHEREAS, Landlord and Tenant executed and delivered a Lease Agreement dated May 9,2016 for 14,716 square feet of commercial space located at Principio Flex Center, 500 Principio Parkway, Cecil Technology Campus, Perryville MD (hereinafter referred to as the “Lease Agreement”); and

WHEREAS, Landlord and Tenant desire to amend the Lease Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to belegally bound hereby, Landlord and Tenant hereby agree as follows:

1.       Article 3 “Commencement Date” shall be amended in its entirety as follows:

“ARTICLE 3. COMMENCEMENT DATE:

The Commencement Date of this Lease Agreement shall be January 1, 2017. Landlord shall send Tenant a commencement letter in substantially the same form as shown on Exhibit “A” attached. Tenant shall sign such commencement letter and return it to Landlord indicating its agreement with the terms of such commencement letter. Notwithstanding the above, if there are any discrepancies between such commencement letter and this Lease, this Lease shall govern, except the Commencement Date shall be as set forth in such commencement letter.”

2.        Article 4A “Rent” shall be amended in its entirety as follows:

“ARTICLE 4A. RENT:

The Tenant, in consideration of the Lease, covenants and agrees to pay to the Landlord the annual rent for the Premises as set forth below (hereinafter referred to as the "Base Rent") payable on the first day of each and every calendar month during the Term, in advance, in monthly installments, except that on Wednesday, December 28,2016, Tenant shall pay to Landlord the lump sum of Four Hundred Forty-Six Thousand Nine Hundred Thirty-Four and 92/100 ($446,934.92) Dollars, which represents Year 1 and Year 2 of the Base Rent. The Tenant shall pay to Landlord on January 31,2019, the lump sum of Two Hundred Thirty-One Thousand Nine Hundred Twenty-Four and 16/100 ($231,924.16) Dollars, which represents Year 3 of the Base Rent. Thereafter, the Base Rent for the remainder of the Term shall be payableas follows:

Period	Annual Base Rent	Monthly Base Rent
Year 4	$237,663.40	$19,805.28
Year 5	$243,696.96	$20,308.08
Year 6	$249,730.52	$20,810.88
Year 7	$255,911.24	$21,325.94
Year 8	$262,386.28	$21,865.52
Year 9	$269,008.48	$22,417.37
Year 10	$275,630.68	$22,969.22

The annual rent is payable in advance, in the equal monthly installments on the first day of each and every calendar month during the Term hereof, except that the rental payment for any fractional calendar month at the commencement of the Lease Term shall be pro-rated based on the actual number of calendar days in the month in which the Commencement Date occurs. Any pro-rated rent for such fractional month shall be reflected in the first full calendar month of the Lease Term."

3.       During Years 1,2 and 3 of the Lease Agreement, Landlord shall invoice Tenant monthly and Tenant shall pay monthly, the Estimated Operating Expenses.

4.       Any terms that are capitalized herein that are not defined herein shall have the same meaning as those defined terms in the Lease Agreement.

5.       The balance of the terms of the Lease Agreement that are not amended by this Amendment shall remain valid and bind and in full force and effect. In the event of a conflict between the Lease Agreement and this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.